Illumina Reports Record Financial Results for Fourth Quarter and Fiscal Year 2012

San Diego, Calif., -- January 28, 2013 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year of 2012.

Fourth quarter 2012 results:

•	Revenue of $309 million, a 24% increase compared to $250 million in the fourth quarter of 2011

•	GAAP net income for the quarter of $72 million, or $0.53 per diluted share, compared to net income of $12 million, or $0.09 per diluted share, for the fourth quarter of 2011

•
Non-GAAP net income for the quarter of $57 million, or $0.42 per diluted share, compared to $44 million, or $0.35 per diluted share, for the fourth quarter of 2011 (see the table entitled "Itemized Reconciliation Between GAAP and Non-GAAP Net Income" for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $79 million and free cash flow of $62 million for the quarter

Gross margin in the fourth quarter of 2012 was 65.8% compared to 68.2% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation, amortization of acquired intangibles, and amortization of inventory revaluation costs, non-GAAP gross margin was 68.5% for the fourth quarter of 2012 compared to 70.2% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2012 were $56.9 million compared to $45.5 million in the fourth quarter of 2011. R&D expenses included $8.0 million and $7.3 million of non-cash stock compensation expense in the fourth quarters of 2012 and 2011, respectively. Excluding these charges and contingent compensation expense, R&D expenses as a percentage of revenue were 15.4% compared to 15.0% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2012 were $79.7 million compared to $60.9 million for the fourth quarter of 2011. SG&A expenses included $14.1 million and $12.7 million of non-cash stock compensation expense in the fourth quarters of 2012 and 2011, respectively. Excluding these charges, contingent compensation, acquired intangible asset amortization, and legal contingencies, SG&A expenses as a percentage of revenue were 19.9% compared to 20.1% in the prior year period.

GAAP net income included the impact of a pre-tax gain of $48.6 million from the sale of the Company's minority ownership interest in deCODE Genetics to Amgen, Inc.

Depreciation and amortization expenses were $18.1 million and capital expenditures were $17.1 million during the fourth quarter of 2012. The Company ended the quarter with $1.35 billion in cash, cash equivalents and short-term investments, compared to $1.19 billion as of January 1, 2012.

Fiscal 2012 results:

•	Revenue of $1.15 billion, a 9% increase over the $1.06 billion reported in fiscal 2011

•	GAAP net income of $151 million, or $1.13 per diluted share, compared to $87 million, or $0.62 per diluted share in fiscal 2011

•
Non-GAAP net income of $210 million, or $1.59 per diluted share, compared to $176 million, or $1.30 per diluted share, in fiscal 2011 (see table entitled "Itemized Reconciliation Between GAAP and Non-GAAP Net Income" for a reconciliation of these GAAP and non-GAAP financial measures)

Gross margin for fiscal 2012 was 67.4% compared to 67.2% in fiscal 2011. Excluding the effect of non-cash charges associated with stock compensation, amortization of acquired intangibles, legal contingencies, and amortization of inventory revaluation costs, non-GAAP gross margin was 69.7% for fiscal 2012 compared to 69.0% in fiscal 2011.

R&D expenses for fiscal 2012 were $231.0 million compared to $196.9 million in fiscal 2011. R&D expenses for fiscal 2012 included a one-time impairment charge of $21.4 million related to an in-process research and development asset previously acquired. R&D expenses also included $30.9 million and $32.1 million of non-cash stock compensation expense in fiscal 2012 and 2011, respectively. Excluding these charges and contingent compensation expense, R&D expenses as a percentage of revenue were 15.3% compared to 15.2% in the prior year.

SG&A expenses for fiscal 2012 were $286.0 million compared to $261.8 million in fiscal 2011. SG&A expenses included $55.4 million and $52.3 million of non-cash stock compensation expense in fiscal 2012 and 2011, respectively. Excluding these charges, contingent compensation expense, acquired intangible asset amortization, and legal contingencies, SG&A expenses as a percentage of revenue were 19.5% compared to 19.9% in the prior year.

“We are very pleased with our execution in 2012,” stated Jay Flatley, President and CEO. “We ended the year with a strong performance, and made significant progress on our strategy of growing our clinical business, both organically and through acquisition.  We remain optimistic about our growth prospects in 2013 and beyond, in spite of the continuing challenges of the economic environment.”

Highlights since our last earnings release

•	Announced a definitive agreement to acquire Verinata Health, Inc., a leading provider of non-invasive tests for the early identification of fetal chromosomal abnormalities

•	Completed the acquisition of Moleculo Inc., which will enable the introduction of a novel library prep method and analysis algorithm to produce synthetic read lengths up to 10 Kb

•	Previewed a new, ordered array flow cell technology that will provide a significant increase in cluster density and number of reads per flow cell

•	Announced a new kit for the HiSeq® 2500 which is capable of generating up to 300 Gb in rapid mode

•	Presented an updated MiSeq® roadmap with chemistry and software enhancements to deliver 15 Gb of throughput

•	Announced Nextera® Rapid Capture Exome Kits to provide the fastest exome enrichment workflow on both the HiSeq 2500 and MiSeq

•	Launched TruSeq® DNA PCR-Free Kits, a simple, all-inclusive sample prep solution for whole-genome sequencing

•	Announced TruSeq Targeted RNA Kits for mid-plex gene expression profiling and validation

•	Announced that Caris Life Sciences has selected the MiSeq system to support Caris' evidence-based molecular profiling service

•	Announced that VWR International, LLC, will distribute Illumina's qPCR portfolio within the United States

•	Announced winners of the MiSeq grant program to accelerate original research in microbial ecology, neglected disease, and human health

•	Named Dr. Robert S. Epstein to the Board of Directors

•	Announced a favorable ruling in patent litigation against Complete Genomics, Inc.

•	Announced new grant recipients of our Agricultural Greater Good Initiative at the 21st International Plant and Animal Genome Conference

•	Repurchased $25 million of common stock under our previously announced share repurchase program

Financial outlook and guidance

The non-GAAP financial guidance discussed below excludes various one-time or specified non-cash charges. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and Non-GAAP financial measures.

For 2013 we are projecting 15% total company revenue growth and non-GAAP earnings per fully diluted share of $1.55 to $1.62, including the pending Verinata acquisition. These projections include full year non-GAAP gross margin of approximately 70%, a pro forma tax rate of approximately 31% and stock compensation expense of approximately $115 million. Full-year weighted average diluted shares outstanding, for the measurement of pro forma amounts, is expected to be approximately 134 million shares.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, January 28, 2013. Interested parties may listen to the call by dialing 888-679-8035 (passcode: 35493315), or, if outside North America, by dialing

+1-617-213-4848 (passcode: 35493315). Individuals may access the live teleconference in the Investor Relations section of Illumina's web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 4:00 pm Pacific Time (7:00 pm Eastern Time) on January 28, 2013 through February 4, 2013 by dialing 888-286-8010 (passcode: 76555573), or if outside North America, by dialing +1-617-801-6888 (passcode: 76555573).

Statement regarding use of non-GAAP financial measures

The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company's financial measures under GAAP include substantial charges related to stock compensation expense, non-cash interest expense associated with the Company's convertible debt instruments that may be settled in cash, net gains related to cost-method investments, headquarter relocation expense, costs related to unsolicited tender offer for the Company's stock, impairment of in-process research and development, amortization expense related to acquired intangible assets, contingent compensation expense, restructuring charges, legal contingencies, acquisition related expense, amortization of inventory revaluation costs, and loss on extinguishment of debt. Per share amounts also include the double dilution associated with the accounting treatment of the Company's 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company's past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, array, PCR, and consumables technologies and to deploy new products and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (iv) challenges inherent in developing, manufacturing, and launching new products and services; and (v) our ability to maintain our revenue and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, including as a result of slowing economic growth in the United States or worldwide, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts' expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its applications, paving the way for molecular medicine and ultimately transforming healthcare.

# # #

Investors:
Rebecca Chambers
Investor Relations
858-255-5243
rchambers@illumina.com
or
Media:
Jennifer Temple
Public Relations
858-882-6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 30, 2012	January 1, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$433,981	$302,978
Short-term investments	916,223	886,590
Accounts receivable, net	214,975	173,886
Inventory, net	158,718	128,781
Deferred tax assets, current portion	30,451	23,188
Prepaid expenses and other current assets	32,700	29,196
Total current assets	1,787,048	1,544,619
Property and equipment, net	166,167	143,483
Goodwill	369,327	321,853
Intangible assets, net	130,196	106,475
Deferred tax assets, long-term portion	40,183	19,675
Other assets	73,164	59,735
Total assets	$2,566,085	$2,195,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,727	$49,806
Accrued liabilities	201,877	177,115
Long-term debt, current portion	36,967	—
Total current liabilities	304,571	226,921
Long-term debt	805,406	807,369
Other long-term liabilities	134,369	80,613
Conversion option subject to cash settlement	3,158	5,722
Stockholders’ equity	1,318,581	1,075,215
Total liabilities and stockholders’ equity	$2,566,085	$2,195,840

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Revenue:
Product revenue	$278,933	$230,396	$1,055,826	$987,280
Service and other revenue	30,332	19,675	92,690	68,255
Total revenue	309,265	250,071	1,148,516	1,055,535
Cost of Revenue:
Cost of product revenue (a)	86,348	69,509	317,283	308,228
Cost of service and other revenue (a)	14,791	6,940	43,552	26,118
Amortization of acquired intangible assets	4,479	3,036	14,153	12,091
Total cost of revenue	105,618	79,485	374,988	346,437
Gross profit	203,647	170,586	773,528	709,098
Operating Expenses:
Research and development (a)	56,907	45,513	231,025	196,913
Selling, general and administrative (a)	79,715	60,918	285,991	261,843
Unsolicited tender offer related expense	4,394	—	23,136	—
Headquarter relocation expense	2,883	30,243	26,328	41,826
Restructuring charges	88	8,136	3,522	8,136
Acquisition related expense (gain), net	314	(1,523)	2,774	919
Total operating expenses	144,301	143,287	572,776	509,637
Income from operations	59,346	27,299	200,752	199,461
Other income (expense), net	44,557	(7,077)	21,856	(66,416)
Income before income taxes	103,903	20,222	222,608	133,045
Provision for income taxes	32,000	8,502	71,354	46,417
Net income	$71,903	$11,720	$151,254	$86,628
Net income per basic share	$0.58	$0.10	$1.23	$0.70
Net income per diluted share	$0.53	$0.09	$1.13	$0.62
Shares used in calculating basic net income per share	123,211	121,541	122,999	123,399
Shares used in calculating diluted net income per share	135,393	124,888	133,693	138,937

(a) Includes total stock-based compensation expense for stock-based awards:
	Three Months Ended		Year Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Cost of product revenue	$1,991	$1,684	$7,575	$6,951
Cost of service and other revenue	134	159	461	695
Research and development	8,001	7,295	30,879	32,105
Selling, general and administrative	14,050	12,678	55,409	52,341
Stock-based compensation expense before taxes	$24,176	$21,816	$94,324	$92,092

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Net cash provided by operating activities	$78,876	$108,300	$291,873	$358,140
Net cash provided by (used in) investing activities	18,611	(42,960)	(150,012)	(400,999)
Net cash (used in) provided by financing activities	(6,042)	7,848	(10,755)	97,016
Effect of exchange rate changes on cash and cash equivalents	(553)	(56)	(103)	(126)
Net increase in cash and cash equivalents	90,892	73,132	131,003	54,031
Cash and cash equivalents, beginning of period	343,089	229,846	302,978	248,947
Cash and cash equivalents, end of period	$433,981	$302,978	$433,981	$302,978

Calculation of free cash flow (a):
Net cash provided by operating activities	$78,876	$108,300	$291,873	$358,140
Purchases of property and equipment	(17,101)	(27,114)	(68,781)	(77,800)
Free cash flow	$61,775	$81,186	$223,092	$280,340

________________________________________________________________________________________________________________

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Year Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
GAAP net income per share - diluted	$0.53	$0.09	$1.13	$0.62
Pro forma impact of weighted average shares (a)	—	—	0.02	0.03
Adjustments to net income:
Cost-method investment related gain, net (b)	(0.34)	—	(0.35)	—
Non-cash interest expense (c)	0.07	0.07	0.27	0.24
Recovery of previously impaired note receivable	(0.04)	—	(0.05)	—
Amortization of acquired intangible assets	0.04	0.02	0.12	0.09
Unsolicited tender offer related expense	0.03	—	0.17	—
Contingent compensation expense (d)	0.03	0.01	0.07	0.04
Headquarter relocation expense (e)	0.02	0.24	0.20	0.31
Amortization of inventory revaluation costs (f)	0.01	—	0.01	—
Acquisition related expense (gain), net (g)	—	(0.01)	0.03	0.01
Restructuring charges	—	0.07	0.02	0.06
Impairment of in-process research and development	—	—	0.02	—
Legal contingencies	—	(0.02)	0.16	(0.02)
Loss on extinguishment of debt	—	—	—	0.28
Incremental non-GAAP tax benefit (expense) (h)	0.07	(0.12)	(0.23)	(0.36)
Non-GAAP net income per share - diluted (i)	$0.42	$0.35	$1.59	$1.30
Shares used in calculating non-GAAP diluted net income per share	134,348	124,409	132,725	135,154

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$71,903	$11,720	$151,254	$86,628
Cost-method investment related gain, net (b)	(45,911)	—	(45,911)	—
Non-cash interest expense (c)	8,950	8,542	35,180	32,495
Recovery of previously impaired note receivable	(6,000)	—	(6,000)	—
Amortization of acquired intangible assets	5,411	3,188	15,541	12,689
Unsolicited tender offer related expense	4,394	—	23,136	—
Contingent compensation expense (d)	4,347	732	9,151	6,057
Headquarter relocation expense (e)	2,883	30,243	26,328	41,826
Amortization of inventory revaluation costs (f)	1,458	—	1,458	—
Acquisition related expense (gain), net (g)	314	(1,523)	2,774	919
Restructuring charges	88	8,136	3,522	8,136
Impairment of in-process research and development	—	—	21,438	—
Legal contingencies	—	(2,300)	3,021	(2,300)
Loss on extinguishment of debt	—	—	—	37,611
Incremental non-GAAP tax benefit (expense) (h)	8,963	(15,215)	(30,464)	(48,053)
Non-GAAP net income (i)	$56,800	$43,523	$210,428	$176,008

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	135,393	124,888	133,693	138,937
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(1,045)	(479)	(968)	(3,783)
Weighted average shares used in calculation of Non-GAAP diluted net income per share	134,348	124,409	132,725	135,154

______________________________________________________________________________________________________

(a) Pro forma impact of weighted average shares represents the impact of double dilution associated with the accounting treatment of the Company's outstanding convertible debt and the corresponding call option overlay.

(b) Cost-method investment related gain, net, consists of $48.6 million in gains from sale of minority interest in deCODE Genetics offset by $2.7 million in impairment of another cost-method investment.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(e) Headquarter relocation expense in Q4 2012 consists primarily of additional cease-use loss recorded due to a delay in the sublease of our prior headquarters and accretion of interest expense on lease exit liability recorded upon vacating our prior headquarters. Headquarter relocation expense in fiscal year 2012 consists primarily of cease-use loss recorded upon vacating our prior headquarters, double rent expense during the transition to our new headquarter facility, accretion of interest expense on lease exit liability, and moving costs. Headquarter relocation expense recorded in Q4 2011 and fiscal year 2011 consisted of cease-use loss, accelerated depreciation expense and double rent expense during the transition to the new facility.

(f) The Company recorded $1.5 million in inventory revaluation costs in conjunction with the acquisition of BlueGnome, Ltd., which was amortized into cost of goods sold during Q4 2012.

(g) Acquisition related expense (gain), net during fiscal year 2012 includes changes in fair value of contingent consideration of $2.0 million, of which $0.3 million was recorded in Q4, and transaction costs of $0.8 million related to the acquisition of BlueGnome Ltd. Acquisition related (gain) expense, net in the fiscal year 2011 consists of an acquired in-process research and development charge of $5.4 million related to a milestone payment for a prior acquisition, offset by changes in fair value of contingent consideration of $4.5 million, of which $1.5 million was recorded in Q4.

(h) Incremental non-GAAP tax benefit (expense) reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

(i) Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management's bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Year Ended
	December 30, 2012		January 1, 2012		December 30, 2012		January 1, 2012
GAAP gross profit	$203,647	65.8%	$170,586	68.2%	$773,528	67.4%	$709,098	67.2%
Stock-based compensation expense	2,125	0.7%	1,843	0.7%	8,036	0.7%	7,646	0.7%
Amortization of acquired intangible assets	4,479	1.5%	3,036	1.3%	14,153	1.2%	12,091	1.1%
Amortization of inventory revaluation costs (a)	1,458	0.5%	—	—	1,458	0.1%	—	—
Legal contingencies	—	—	—	—	3,021	0.3%	—	—
Non-GAAP gross profit	$211,709	68.5%	$175,465	70.2%	$800,196	69.7%	$728,835	69.0%

Research and development expense	$56,907	18.4%	$45,513	18.2%	$231,025	20.1%	$196,913	18.7%
Stock-based compensation expense	(8,001)	(2.6)%	(7,295)	(2.9)%	(30,879)	(2.7)%	(32,105)	(3.0)%
Contingent compensation expense (b)	(1,201)	(0.4)%	(732)	(0.3)%	(3,419)	(0.2)%	(4,799)	(0.5)%
Impairment of in-process research and development	—	—	—	—	(21,438)	(1.9)%	—	—
Non-GAAP research and development expense	$47,705	15.4%	$37,486	15.0%	$175,289	15.3%	$160,009	15.2%

Selling, general and administrative expense	$79,715	25.8%	$60,918	24.4%	$285,991	24.9%	$261,843	24.8%
Stock-based compensation expense	(14,050)	(4.6)%	(12,678)	(5.1)%	(55,409)	(4.8)%	(52,341)	(4.9)%
Contingent compensation expense (b)	(3,146)	(1.0)%	—	—	(5,732)	(0.5)%	(1,258)	(0.1)%
Amortization of acquired intangible assets	(932)	(0.3)%	(152)	(0.1)	(1,388)	(0.1)%	(598)	(0.1)%
Legal contingencies	—	—	2,300	0.9	—	—	2,300	0.2%
Non-GAAP selling, general and administrative expense	$61,587	19.9%	$50,388	20.1%	$223,462	19.5%	$209,946	19.9%

GAAP operating profit	$59,346	19.2%	$27,299	10.9%	$200,752	17.5%	$199,461	18.9%
Stock-based compensation expense	24,176	7.8%	21,816	8.7%	94,324	8.2%	92,092	8.6%
Amortization of acquired intangible assets	5,411	1.7%	3,188	1.2%	15,541	1.4%	12,689	1.2%
Unsolicited tender offer related expense	4,394	1.4%	—	—	23,136	2.0%	—	—
Contingent compensation expense (b)	4,347	1.4%	732	0.3%	9,151	0.8%	6,057	0.6%
Headquarter relocation expense (c)	2,883	1.0%	30,243	12.1%	26,328	2.3%	41,826	4.0%
Amortization of inventory revaluation costs (a)	1,458	0.5%	—	—	1,458	0.1%	—	—
Acquisition related expense (gain), net (d)	314	0.1%	(1,523)	(0.6)%	2,774	0.2%	919	0.1%
Restructuring charges	88	—	8,136	3.3%	3,522	0.3%	8,136	0.8%
Impairment of in-process research and development	—	—	—	—	21,438	1.9%	—	—
Legal contingencies	—	—	(2,300)	(0.9)%	3,021	0.3%	(2,300)	(0.2)%
Non-GAAP operating profit (e)	$102,417	33.1%	$87,591	35.0%	$401,445	35.0%	$358,880	34.0%

GAAP other income (expense), net	$44,557	14.4%	$(7,077)	(2.8)%	$21,856	1.9%	$(66,416)	(6.3)%
Cost-method investment related gains, net (f)	(45,911)	(14.8)%	—	—	(45,911)	(4.1)%	—	—
Non-cash interest expense (g)	8,950	2.8%	8,542	3.4%	35,180	3.1%	32,495	3.0%
Recovery of previously impaired note receivable	(6,000)	(1.9)%	—	—	(6,000)	(0.5)%	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	37,611	3.6%
Non-GAAP other income, net (e)	$1,596	0.5%	$1,465	0.6%	$5,125	0.4%	$3,690	0.3%

_____________________________________________________________________________________________________________

(a) The Company recorded $1.5 million in inventory revaluation costs in conjunction with the acquisition of BlueGnome, Ltd., which was amortized into cost of goods sold during Q4 2012.

(b) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(c) Headquarter relocation expense in Q4 2012 consists primarily of additional cease-use loss recorded due to a delay in the sublease of our prior headquarters and accretion of interest expense on lease exit liability recorded upon vacating our prior headquarters. Headquarter relocation expense in fiscal year 2012 consists primarily of cease-use loss recorded upon vacating our prior headquarters, double rent expense during the transition to our new headquarter facility, accretion of interest expense on lease exit liability, and moving costs. Headquarter relocation expense recorded in Q4 2011 and fiscal year 2011 consisted of cease-use loss, accelerated depreciation expense and double rent expense during the transition to the new facility.

(d) Acquisition related expense (gain), net during fiscal year 2012 includes changes in fair value of contingent consideration of $2.0 million, of which $0.3 million was recorded in Q4, and transaction costs of $0.8 million related to the acquisition of BlueGnome Ltd. Acquisition related (gain) expense, net in the fiscal year 2011 consists of an acquired in-process research and development charge of $5.4 million related to a milestone payment for a prior acquisition, offset by changes in fair value of contingent consideration of $4.5 million, of which $1.5 million was recorded in Q4.

(e) Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

(f) Cost-method investment related gain, net, consists of $48.6 million in gains from sale of minority interest in deCODE Genetics offset by $2.7 million in impairment of another cost-method investment.

(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company's future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company's financial results are stated above in this press release. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended December 30, 2012 to be filed with the SEC, and the Company's Form 10-Q for the fiscal quarters ended April 1, 2012, July 1, 2012, and September 30, 2012. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2013
Gross margin
Non-GAAP gross margin	70%
Stock-based compensation expense	(1)%
Amortization of acquired intangible assets	(1)%
GAAP gross margin	68%

Diluted net income per share
Non-GAAP diluted net income per share	$1.55 - $1.62
Non-cash interest expense (a)	(0.17)
Amortization of acquired intangible assets	(0.12)
Contingent compensation expense (b)	(0.06)
Unsolicited tender offer related expense	(0.05)
Headquarter relocation expense (c)	(0.01)
Pro forma impact of weighted average shares (d)	(0.01)
GAAP diluted net income per share (e)	$1.13 - $1.20

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(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.

(c) We expect to incur additional headquarter relocation expenses, consisting primarily of accretion of interest expense on such cease-use liabilities.

(d) Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the Company's outstanding convertible debt and the corresponding call option overlay.

(e) Reconciliation items from non-GAAP to GAAP diluted net income per share do not reflect potential impact from Verinata acquisition.